EXHIBIT 3.25

                          CERTIFICATE OF INCORPORATION

                                   No. 1248588

                              I hereby certify that

                         WEIGHT WATCHERS (U.K.) LIMITED

is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is limited.

Given under my hand at London the 11th MARCH 1976


                                           /s/ N. Taylor
                                           -------------
                                           N. TAYLOR
                                 Assistant Registrar of Companies

                      MEMORANDUM & ARTICLES OF ASSOCIATION

                                       of

                         WEIGHT WATCHERS (U.K.) LIMITED


CLIFFORD-TURNER
------------------------------------------------------------------------------
11 OLD JEWRY
LONDON EC2R 8DS
Telephone 01-606-3060

No. 1248588

                       THE COMPANIES ACTS OF 1948 AND 1967

                           ---------------------------

                            COMPANY LIMITED BY SHARES

                           ---------------------------

                            MEMORANDUM OF ASSOCIATION

                                     - of -

                         WEIGHT WATCHERS (U.K.) LIMITED

      1.    The Name of the Company, is "WEIGHT WATCHERS (U.K.) LIMITED".

      2.    The Registered Office of the Company will be situate in England.

      3.    The Objects for which the Company is established are:

A. To act as an investment holding company and to coordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase, exchange or otherwise) the whole or any part of the stock, shares, debentures, debenture stock, bonds or other securities issued or guaranteed by any body corporate constituted or carrying on business in any part of the world or by any government, sovereign rules, commissioners, public body or authority, and to hold the same as investments, and to sell, exchange, and otherwise dispose of the same.

B. To carry on the business of obesity control and to engage in any activity (including without limitation the conduct of classes) trade or business relating to or which in the opinion of the Directors assists in or is conducive to loss or control of weight or dietary control, and to manufacture, supply, deal in, buy, sell, import and export all or any goods, produce and merchandise of all kinds which may be conveniently dealt in by the Company in connection therewith or which may be required by or in the opinion of the Directors may be useful or beneficial to customers of or persons dealing with the Company, and to purchase or by any means acquire any franchise, license, or concession relating to such business, trade or activity as aforesaid.

C. To carry on any other trade or business whatsoever which can in the opinion of the Directors be advantageously carried on by the Company in connection with or as auxiliary to the general business of the Company.

D. To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified herein, or likely to be required by customers or other persons having, or about to have, dealings with the Company.

E. To build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, shops, factories, offices, works, machinery, engines and to clear sites for the same or to join with any person, firm or company in doing any of things aforesaid and to work, manage and control the same or join with others in so doing.

F. To enter into contracts, agreements and arrangements with any other company for the carrying out by such other company behalf of the Company of any of the objects for which the Company is formed.

G. To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or possess, or which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

H. To enter into any arrangements with any Government or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them, and to obtain from any such Government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

I. To apply for, or join in applying for, purchase or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, registered designs, protections and concessions, which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting and testing and making researches, and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

J. To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise with any company, or with any employees of the Company, including in such case if thought fit the conferring of a participation in the management or its directorate, or with any company carrying on or engaged in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to give to any company special rights or privileges in connection with or control over this Company, and in particular the right to nominate one or more Directors of this Company. And to lend money to, guarantee the contracts of, or otherwise assist any such company, and to take or otherwise acquire shares or securities of any such company, and to sell, hold re-issue, with or without guarantee, or otherwise deal with the same.

K. To subsidise and assist any persons or companies and to act as agents for the collection, receipt or payment of money and generally to act as agents for and render services to customers and others.

L. Either with or without the Company receiving any consideration or advantage, direct or indirect, from giving any such guarantee, to guarantee by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital or by both such methods or by any other means whatsoever the performance of the obligations and the payment of any moneys (including but not limited to capital or principal, premiums, dividends or interest, commissions, charges, discount and any costs or expenses relating thereto whether on any stocks, shares or securities or in any other manner whatsoever) by any company, firm or person including but not limited to any company which is for the time being the Company's holding company as defined by Section 154 of the Companies Act, 1948 or a subsidiary of the Company or of the Company's holding company as so defined or any company, firm or person who is for the time being a member or otherwise has any interest in the Company or is associated with the Company in any business or venture or any other person, firm or company whatsoever.

M. To promote any company for the purpose of acquiring all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

N. To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation, registration and advertising of or raising money for the Company, and the issue of its capital, or for contributing to or assisting any company either issuing or purchasing with a view to issue all or any part of the Company's capital in connection with the advertising or offering the same for sale or subscription, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or debenture stock.

O. To remunerate any person, firm or company rendering service to the Company whether by cash payment or by the allotment to him or them of shares or securities of the Company credited as fully paid up in full or in part or otherwise.

P. Generally to purchase, take on lease or exchange, hire, or otherwise acquire any real or personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business.

Q.    To receive money on deposit upon such terms as the Company may approve.

R. To invest and deal with the moneys of the Company in such manner as may from time to time be determined.

S. To lend money with or without security, but not to carry on the business of a registered money lender.

T. To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise charged upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities.

U. To remunerate any company for services rendered or to be rendered, in placing, or assisting to place, or guaranteeing the placing or procuring the underwriting or any of the shares or debentures, or other securities of the Company or of any company in which this Company may be interested or propose to be interested, or in or about the conduct of the business of the Company, whether by cash payment or by the allotment of shares, or securities of the Company credited as paid up in full or in part, or otherwise.

V. To subscribe for either absolutely or conditionally or otherwise acquire and hold shares, stocks, debentures, debenture stock or other obligations of any other company having objects altogether or in part similar to those of this Company.

W. To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of lading, warrants, debentures and other negotiable and transferable instruments.

X. To sell, lease, exchange, let on hire, or dispose of any real or personal property or the undertaking of the Company, or any part or parts thereof, for such consideration as the Company may think fit, and, in particular, for shares whether fully or partly paid up, debentures or securities of any other company, whether or not having objects altogether, or in part, similar to those of the Company, and to hold and retain any shares, debentures or securities to acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of or turn to account or otherwise deal with all or any part of the property or rights of the Company

Y. To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising in the Press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations.

Z. To support or subscribe to any charitable or public object and any institution, society or club which may be for the benefit of the Company or its directors, officers or employees, or the directors, officers and employees of its predecessors in business, or of any subsidiary, allied or associated company, or may be connected with any town or place where the Company carries on business; to give pensions, gratuities, or charitable aid to any person (including any Directors or former Directors) who may have served the Company or its predecessors in business, or any subsidiary allied or associated company or to the wives, children or other relatives or dependents of such person; to make payments towards insurance and to form and contribute to provident and benefit funds for the benefit of any Directors or officers of or persons employed by the Company, or of or by its predecessors in business, or of or by any subsidiary, allied or associated company, and to subsidise or assist any association of employers or employees, or any trade association.

AA. To obtain any Provisional Order or Act or Parliament for enabling the Company to carry any of its objects into effect or for effecting any modifications of the Company's constitution or for any other purposes which may seem expedient, and to oppose any proceedings for applications which may seem calculated directly or indirectly to prejudice the Company's interests.

BB. To establish, grant and take up agencies in nay part of the world, and to do all such other things as the Company may deem conducive to the carrying on of the Company's business, either as principals, or agents, and to remunerate any persons in connection with the establishment or granting of such agencies upon such terms and conditions as the Company may think fit.

CC. To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others and to procure the Company to be registered or recognized in any foreign country or place.

DD. To distribute any of the property of the Company in specie among the shareholders.

EE. To amalgamate with any other company having objects altogether or in part similar to those of this Company.

FF. To do all such other things as are incidental or conducive to the attainment of the above objects, or any of them.

      And it is hereby declared that the word "company" in this Clause shall be deemed to include any person or partnership or other body of persons whether domiciled in the United Kingdom or elsewhere, and words denoting the singular number only shall include the plural number and vice versa, and so that the object specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be regarded as independent objects, and in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

      4. The liability of the Members is limited.

      5.* The Share Capital of the Company is (pound)100 divided into 100 Ordinary Shares of (pound)l each.

----------------
      * NOTE: By Special Resolution passed 5th May, 1976, the Share Capital of the Company was increased to (pound)2,000,000 by the creation of an additional 99,900 Ordinary Shares of (pound)1 each and the creation of 1,900,000 Redeemable Preference Shares of (pound)1 each.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the Capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------
            NAMES, ADDRESSES AND DESCRIPTIONS              Number of Shares
                      OF SUBSCRIBERS                       taken by each
                                                           Subscriber

--------------------------------------------------------------------------------
           M.J. Howell,
           11, Old Jewry,                                          One
           London EC2R 8DS

           Solicitor

           C.W.J. Cornfield.
           11, Old Jewry,                                          One
           London EC2R 8DS

           Solicitor

--------------------------------------------------------------------------------

DATED the 19th day of February, 19776

WITNESS to all the above Signatures:-

     E.C. Hannabuss,
     11, Old Jewry,
     London EC2R 8DS

     Legal Executive

No. 1248588

                         THE COMPANIES ACTS 1948 TO 1967

                           ---------------------------

                            COMPANY LIMITED BY SHARES

                           ---------------------------

                             ARTICLES OF ASSOCIATION

                                     - of -

                         WEIGHT WATCHERS (U.K.) LIMITED
             (as amended by Special Resolution passed 5th May, 1976)

                                   PRELIMINARY

      1. (A) In these Articles "Table A" means Table A in the First Schedules to the Companies Act, 1948, as amended by the Companies Act, 1967.

            (B) The regulations contained in Part I of Table A shall apply to the Company save in so far as they are excluded or modified hereby. The Clauses in Part I of Table A numbered 24, 53, 64, 77, 79, 87, 88(a) and (f), 89, 90, 91,
92, 93, and 107 shall not apply, but, subject as aforesaid, and in addition to the remaining Clauses in Part I of Table A the following shall be the Articles of Association of the Company.

                                PRIVATE COMPANY.

      2. The Company is a private company, and accordingly the regulations contained in Part II of Table A, except Clause 1 therein, shall apply to the Company.

                                     SHARES.

      3. The share capital of the Company at the date of adoption of this
Article is (pound)2,000,000 divided into 100,000 Ordinary Shares of (pound)1 each and 1,900,000 Redeemable Preference Shares of (pound)1 each.

      4. (A) The Redeemable Preference Shares shall confer on the holders thereof:

            (i) the right to receive a non-cumulative dividend to be distributed among the holders in proportion to the amount paid up thereon, of the profits of any financial year of the Company which it shall be determined to distribute and

            (ii) the right on a return of assets whether in a winding up or otherwise to a return of capital in priority to all other shares in the capital of the Company

            (iii) the right to receive notice of and to attend and vote in person or by proxy at every General Meeting of the Company.

            (B) The Redeemable Preference Shares shall be liable to redemption at any time at the option of the Company and, subject to the provisions of
Section 58 of the Act (and of any statutory modification or re-enactment thereof for the time being in force), redemption thereof shall be effected in manner and on the terms following:-

            (i) The Company shall give to the holder or holders of the Redeemable Preference Shares to be redeemed not less that one month's previous notice in writing of its intention to redeem at par, specifying the date fixed for redemption and the place at which the certificates for such shares are to be presented for redemption and upon such date the holder or holders of each of the Shares concerned shall be bound to deliver to the Company at such place the certificates or such of the shares concerned as are held by him in order that the same may be cancelled. Upon such delivery the Company shall pay to such holder (or, in the case of joint holders, to the holder whose name stands first in the Register of Members in respect of such shares) the amount due to him in respect of such redemption.

            (ii) There shall be paid in respect of each Redeemable Preference Share redeemed the amount paid up thereon, but no premium or other moneys whatsoever.

            (iii) As from the date fixed for redemption of any share, dividends shall cease to accrue thereon unless upon presentation of the certificate relating thereto payment of the money due thereon is refused, in which case dividends shall continue to accrue thereon from the date fixed for redemption to the date of payment.

            (iv) The unissued share capital resulting from redemption pursuant to this Article shall, by virtue of this paragraph, become Ordinary Shares, each of a like nominal amount as and ranking pari passu in all respects with any Ordinary Shares forming part of the issued share capital of the Company.

      5. (A) The holders of the Ordinary Shares shall not be entitled to participate in profits of the Company until all of the Redeemable Preference Shares shall have been redeemed. Upon redemption of all the said Redeemable Preference Shares, the holders of the Ordinary Shares shall become entitled to participate in such profits as the Company may thereafter determine to distribute.

            (B) Subject to the prior right of the holders of Redeemable Preference Shares to a return of capital, the Ordinary Shares shall confer on the holders thereof the right on a return of assets whether in a winding up or otherwise to a distribution of the balance of assets of the Company available for distribution among the Members.

      6. All shares for the time being created and unissued shall be under the control of the Directors, who may allot or otherwise dispose of the same to such persons (including any Directors), on such terms and conditions and at such time or times as the Directors may think fit, and with full power for the Directors to give to any person (including any Director) the call of any shares, either at par or at a premium, and for such time and for such consideration as the Directors may think fit.

      7. The line conferred by Clause 11 in Part I of Table A shall attach to fully paid shares and to all shares registered in the name of any person indebted or under liability to the Company whether he be the sole registered holder thereof or one of two or more joint holders.

      8. In Clause 15 of Part I of Table A the following words "except in so far as may be otherwise agreed between the Company and any Member in the case of the shares held by him" shall be inserted immediately after the words "Provided that."

                                    NOTICES.

      9. Every notice calling a General Meeting shall comply with the provisions of Section 136(2) of the Act, as to giving information to Members in regard to their right to appoint proxies, and all notices and other communications relating to a General Meeting which any Member is entitled to receive shall also be sent to the Auditor for the time being of the Company.

                                  RESOLUTIONS.

      10. Any such resolution in writing as is referred to in Clause 5 in Part II of Table A may consist of several documents in the like form each signed by one or more of the Members (or their duly authorised representatives) in that Clause referred to.

                                   TRANSFERS.

      11. An instrument of transfer of a share (other than a partly paid share) need not be executed on behalf of the transferee and Clause 22 of Part I of Table A shall be modified accordingly.

                        PROCEEDINGS AT GENERAL MEETINGS.

      12. The following words shall be added to the end of the Clause 52 in Part I of Table A "and fixing the remuneration of Directors."

      13. The words "the meeting shall be dissolved" shall be substituted for the words "the members present shall be a quorum" in Clause 54 in Part I of Table A.

      14. It shall not be necessary to give any notice of an adjourned meeting and Clause 57 in Part I of Table A shall be construed accordingly.

      15. A poll may be demanded by any Member present in person or by proxy and Clause 58 in Part I of Table A shall be modified accordingly.

      16. A Member for whom a receiver, curator bonis or other person in the nature of a receiver or curator bonis has been appointed by a Court in England and Wales or Scotland having jurisdiction in that behalf on the ground that the Member is incapable by reason of mental disorder of managing and administering his property and affairs may vote, whether on a show of hands or on a poll, by the person so appointed and that person may appoint a proxy vote on a poll on behalf of the Member.

                                   DIRECTORS.

      17. Unless and until otherwise determined by the Company in General Meeting the number of Directors shall be not less than two nor more than seven and Clause 75 in Part I of Table A shall be modified accordingly.

      18. A Director need not hold any shares of the Company to qualify him as a Director but he shall be entitled to receive notice of and attend at all General Meetings of the Company at all separate General Meetings of the holders of any class of shares in the Capital of the Company and Clause 134 of Part I of Table A shall be modified accordingly.

      19. If any Director shall be called upon to perform extra services or to make special exertions in going or residing abroad otherwise for any of the purposes of the Company, the Company may remunerate the Director so doing either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a Board Meeting of the Directors of the Company, and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

      20. The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures, debenture stock and other securities as security for any debt, liability or obligation of the Company or of any third party.

      21. A Director may vote as a Director in regard to any contract or arrangement in which he is interested, or upon any matter arising thereout, and if he does so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration and Clause 84 in Part I of Table A shall be modified accordingly.

      22. A Director present at any meeting of Directors or Committees of Directors need not sign his name in a book kept for the purpose and Clause 86 in
Part I of Table A shall be modified accordingly.

      23. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or on his death to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

      24. Paragraph (d) of Clause 88 of Part I of Table A shall be modified by deleting the words "become of unsound mind" and substituting therefor the words "in the opinion of all his co-Directors becomes incapable by reason of mental disorder of discharging his duties as Director."

      25. The office of Director shall be vacated if the Director is removed from such office by notice in writing to that effect in accordance with Article 28(b) hereof.

      26. A Director shall not retire by rotation and Clauses 94, 96 and 97 in
Part I of Table A shall be modified accordingly.

      27. A Director appointed to fill a casual vacancy or as an addition to the Board shall not retire from office at the Annual General Meeting next following his appointment and the last sentence of Clause 95 of Part I of Table A shall be deleted.

      28. Without prejudice to the provisions of Section 184 of the Act:

      (a) the Company may by Extraordinary Resolution remove any Director before the expiration of his term of office. The Company may by Ordinary Resolution appoint another person in place of the Director so removed;

      (b) the holder for the time being of a majority of the share capital of the Company ("the majority shareholder") may at any time remove from office any Director of the Company and such removal shall be effective upon a notice in writing of such removal under the hand of the majority shareholder being served upon the Company by being sent to or left at its registered office.

      29. (A) Any Director may be writing under his hand appoint (1) any other Director, or (2) any other person who is approved by the Board of Directors as hereinafter provided to be his alternate; and every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of all meetings of the Directors and, in the absence from the Board of the Director appointing him, to attend and vote at Meetings of the Directors, and to exercise all the powers, rights, duties and authorities of the Director appointing him:
Provided always that no such appointment of a person other than a Director shall be operative unless and until the approval of the Board of Directors by a majority consisting of two-thirds of the whole board shall have been given and entered in the Directors' Minute Book. A Director may at any time revoke the appointment of an alternate appointed by him, and subject to such approval as aforesaid appoint another person in his place, and if a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine, provided always that in the event of these Articles providing for the retirement of Directors by rotation, if any Director so retires but is re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. An alternate Director shall not be counted in reckoning the maximum number of Directors allowed by the Articles of Association for the time being. A Director acting as alternate shall have an additional vote at meetings of Directors for each Director for whom he acts as alternate but he shall count as only one for the purpose of determining whether a quorum be present.

            (B) Every person acting as an alternate Director shall be an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

      30. Any such resolution in writing as is referred to in Clause 106 in Part I of Table A may consist of several documents in the like form each signed by one or more of the Directors for the time being entitled to receive notice of a meeting of the Directors and Clause 106 in Part I of Table A shall be modified accordingly.

      31. No person shall be or become incapable of being appointed a Director by reason of his having attained the age of seventy or any other age nor shall any special notice be required in connection with the appointment or the approval of the appointment of such person, and no Director shall vacate his office at any time by reason of the fact that he has attained the age of seventy or any other age.

      32. The Director may from time to time appoint one or more of their body to hold any executive office in the management of the business of the Company including the office of Chairman or Depute Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director as the Directors may decide for such fixed term or without limitation as to period and on such terms as they think fit and a Director appointed to any executive office shall (without prejudice to any claim for damages for breach of any Service Contract between him and the Company) if he ceases to hold the office of Director from any cause ipso facto and immediately cease to hold such executive office.

      33. A Director holding such executive office as aforesaid for a fixed period shall not be entitled to resign as a Director of the Company and Clause 88(e) in Part I of Table A shall be modified accordingly.

      34. Every Director whether present in the United Kingdom or not shall be entitled to receive notice of every meeting of Directors, and Clause 98 in Part I of Table A shall be modified accordingly.

--------------------------------------------------------------------------------

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

--------------------------------------------------------------------------------

      M.J. Howell,
      11, Old Jewry,
      London EC2R 8DS

      Solicitor

      C.W.J. Cornfield,
      11 Old Jewry,
      London EC2R 8DS

      Solicitor

--------------------------------------------------------------------------------

DATED this 19th day of February, 1976

WITNESS to the above Signatures:-

      E.C. Hannabuss,
      11 Old Jewry,
      London EC2R 8DS

      Legal Executive